UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On October 15, 2025, the board of directors of DuPont de Nemours, Inc. (the “Company” or “DuPont”) approved the previously announced tax-free separation (the “Separation”) of the Company’s Electronics business, Qnity Electronics, Inc. (“Qnity”). To effect the Separation, the board of directors of DuPont declared a pro rata dividend of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Qnity (the “Qnity Common Stock”) to the Company’s stockholders (the “Distribution”) as of the close of business on October 22, 2025 (the “Record Date”). The Distribution is expected to be paid on November 1, 2025.

Effective as of the Distribution, each Company stockholder of record will receive one share of Qnity Common Stock for every two shares of the Company’s common stock held by such stockholder as of the Record Date (such ratio, the “Distribution Ratio”). The Company will not distribute any fractional shares of Qnity Common Stock to its stockholders as part of the Distribution. Instead, the Company’s stockholders will receive cash in lieu of any fractional shares of Qnity Common Stock that they would have received after application of the Distribution Ratio.

Following the consummation of the Separation and the Distribution, the Company’s stockholders will own 100% of the outstanding shares of Qnity Common Stock, and Qnity will become an independent, publicly traded company. The consummation of the Separation and the Distribution is subject to the satisfaction or waiver of certain conditions, as more fully described in the final information statement, dated as of October 15, 2025, attached as Exhibit 99.1 to Qnity’s Current Report on Form 8-K filed by Qnity with the U.S. Securities and Exchange Commission on October 15, 2025 and not incorporated by reference herein, which DuPont expects will be satisfied by the Distribution.

In addition, the New York Stock Exchange (the “NYSE”) has authorized the Qnity Common Stock for listing and has advised that “when-issued” trading is expected to begin on October 27, 2025, under the symbol “Q WI”, with such trading ending at the close of business on October 31, 2025. Following the Separation and Distribution, Qnity Common Stock is expected to begin “regular way” trading on the NYSE on November 3, 2025 under the symbol “Q”.

Beginning on October 27, 2025, and continuing through October 31, 2025, it is expected that there will be two markets in DuPont common stock on the NYSE: a “regular-way” market under the symbol “DD” in which DuPont shares will trade with the right to receive shares of Qnity common stock in the distribution, and an “ex-distribution market” under the symbol “DD WI” in which DuPont shares will trade without the right to receive shares of Qnity common stock in the distribution.

A copy of the press release issued by the Company announcing certain details of the Separation and the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of DuPont de Nemours, Inc., dated October 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Statement Regarding Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “intend”, “may”, “could”, “project”, “estimate” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to, the successful completion of the Separation and Distribution, including achievement of the intended tax treatment; the possibility of disputes, litigation or unanticipated costs in connection with the Separation and Distribution; and DuPont’s success in achieving its intended post-Separation capital structure. Additional information concerning the risks, uncertainties and assumptions can be found in DuPont’s filings with the U.S. Securities and Exchange Commission, (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent current, periodic and other reports filed with the SEC.

Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	October 15, 2025	By:	/s/ Erik T. Hoover
		Name:	Erik T. Hoover
		Title:	Senior Vice President and General Counsel